Exhibit 99.1

NEWS

Contacts:

For BioMarin:                                          For Genzyme:
------------                                           -----------
Jeremy T. Price                                        Dan Quinn (media)
Manager, Investor Relations                            (617) 591-5849
BioMarin Pharmaceutical Inc.
(415) 884-6777

Sharon Karlsberg                                       Sally Curley (investors)
Vice President                                         (617) 591-7140
Feinstein Kean Healthcare
(617) 577-8110

For Immediate Release:

               BioMarin and Genzyme Initiate "Rolling" BLA Filing
             For Approval to Market Aldurazyme in the United States

Novato, CA and Cambridge, MA, April 15, 2002 - BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) and Genzyme General (Nasdaq: GENZ) announced today that the companies have filed the first portion of a "rolling" Biologics License Application (BLA) with the U.S. Food and Drug Administration
(FDA) for approval to market Aldurazyme(TM) (laronidase), an investigational enzyme replacement therapy for patients with mucopolysaccharidosis I (MPS I), a life-threatening genetic disease.

The companies plan to complete the BLA filing in the third quarter of this year. The BLA will include six months of data from the ongoing open-label Phase 3 extension study in addition to the six-month data from the placebo-controlled portion of the Phase 3 trial. Patients from both the treatment and placebo arms of the Phase 3 trial had received at least six months of weekly Aldurazyme infusions in the open-label extension study as of February 8, 2002. BioMarin and Genzyme anticipate a response from the FDA regarding the application to market Aldurazyme in the United States during the first half of 2003.

Following discussions with the FDA, BioMarin and Genzyme believe that including longer-term clinical results from the extension study will provide additional evidence in support of Aldurazyme's approval in the United States. The companies continue to conduct a comprehensive clinical program to evaluate Aldurazyme's potential benefit for MPS I patients.

On March 1, 2002, BioMarin and Genzyme submitted a Marketing Authorization Application (MAA) to the European Agency for the Evaluation of Medicinal Products (EMEA) for approval to market Aldurazyme in the European Union. The Agency has accepted the MAA and validated that it is complete and ready for scientific review.

Clinical Trial Update

BioMarin and Genzyme intend to initiate two new clinical studies in MPS I patient populations not included in the Phase 3 trial. In one study, the companies plan to enroll patients under five years old. In the other study, the companies will seek to enroll patients with certain more advanced clinical manifestations of MPS I. In addition, patients from the Phase 1 and Phase 3 open-label extension studies continue to receive treatment with Aldurazyme.

Both the U.S. and European marketing applications contain data from a Phase 3 clinical trial of Aldurazyme, from which preliminary results were reported last November. That trial enrolled 45 patients at five sites in the United States, Europe, and Canada. The randomized, double-blind, placebo-controlled study showed a statistically significant increase in pulmonary capacity, as measured by Forced Vital Capacity, and demonstrated a positive trend in endurance, as measured by a six-minute walk test. The safety profile in the Phase 3 trial was comparable between the treatment group and the placebo group, and there were no Aldurazyme-related serious adverse events.

About MPS I

MPS I (also known as Hurler, Hurler-Scheie, and Scheie syndromes) is a life-threatening genetic disease caused by a deficiency of the enzyme alpha-L-iduronidase. The deficiency leads to the accumulation of complex carbohydrates (GAGs) in the lysosomes of cells, leading to the progressive dysfunction of cellular, tissue and organ systems. Resulting symptoms can include impaired cardiac and pulmonary function, delayed physical development, skeletal and joint deformities, reduced endurance, and in some cases, delayed mental function. A majority of patients die before adulthood from complications of the disease.

BioMarin and Genzyme General formed a joint venture in 1998 to develop and commercialize Aldurazyme worldwide whereby BioMarin will manufacture Aldurazyme, and Genzyme will have responsibility for the commercialization of the product. The companies have received Orphan Drug designation and Fast Track status for Aldurazyme for MPS I from the FDA and orphan medicinal product designation from the EMEA.

Genzyme General develops and markets therapeutic products and diagnostic products and services. Genzyme General has five therapeutic products on the market and a strong pipeline of therapeutic products in development focused on the treatment of genetic diseases and other chronic debilitating disorders with well-defined patient populations. Genzyme General is a division of Genzyme Corp.

BioMarin    Pharmaceutical    Inc.    specializes   in   the   development   and
commercialization   of   therapeutic   enzyme   products   to   treat   serious,
life-threatening diseases and conditions.

This press release contains forward-looking statements, including without limitation statements about: the expected timing of completion of the BLA filing for Aldurazyme; the anticipated benefit of including data from the on-going Phase 3 extension trial; the expected timing of FDA's response to the BLA; plans for additional clinical studies; and the potential receipt of marketing approvals for and launch of Aldurazyme. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the results and timing of the on-going Phase 3 trial; the actual timing and content of the completed BLA filing for Aldurazyme; the content and timing of decisions made by the FDA and the EMEA regarding Aldurazyme; the ability to manufacture sufficient quantities of product for development and commercialization activities and to do so in a timely manner; enrollment rates for clinical trials; the continued funding of the joint venture between Genzyme and BioMarin; decisions made by physicians and third party payers regarding the use of and reimbursement for Aldurazyme; our ability to obtain and maintain adequate patent and other proprietary rights protection for Aldurazyme; the scope, validity and enforceability of patents and other proprietary rights held by third parties related to therapies for MPS I and the actual impact of such patents and other rights on our ability to commercialize Aldurazyme; the competitive environment for therapies for MPS I; and the risks and uncertainties described in reports filed by Genzyme and BioMarin with the Securities and Exchange Commission under the Securities
Exchange Act of 1934, as amended, including without limitation the factors contained under the caption "Factors Affecting Future Operating Results" in
Exhibit 99.2 to Genzyme Corporation's 2001 Annual Report on Form 10-K. Genzyme General Division common stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme General Division common stock are subject to all of the risks and uncertainties described in the those reports. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements, except as may be required by law.

Genzyme(R) is a registered trademark of Genzyme Corporation. AldurazymeTM is a trademark of BioMarin/Genzyme LLC.

                                # # #

Genzyme's  press  releases  and  other  company  information  are  available  at
www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.

BioMarin's press releases and other company information are available at www.biomarinpharm.com.